Exhibit 6.5

                                 LEASE AGREEMENT

This LEASE dated the 7th day of June, 1997 between DAVID P. COSTAKOS, hereinafter called "Lessor" of 392-H Golfview Road, North Palm Beach, FL 33408, 627-0330 and AUTOMAX USA Inc., a Florida Corporation hereinafter collectively called "Lessee".

IT IS AGREED THAT Lessor, in consideration of payment of the rents and performance of all of the terms and agreements herein, does hereby lease and demise unto said Lessee the promises consisting of the commercial building containing approximately 500 square feet of space and the parking area around it as shown on Exhibit "A" located at 2172 North Military Trail, in the City of West Palm Beach, 33409, County of Palm Beach, State of Florida.

1. Term of Lease: Said premises are Leased for a term of one year commencing on June 7, 1997 (the "Commencement Date") and ending June 6, 1998 with an option to renew this lease for an additional five year period as provided Paragraph 32 herein.

2. Rent: (a) Lessee agrees to pay Lessor Monthly Rental as follows beginning with the Commencement Date.

YEAR ONE 6/7/97 to 6/6/98 $3500/mo for 12 months=$42,000+6% sales=$3710

OPTION YEARS

TWO       6/7/98 to 6/6/1999       $3600/mo for 12 months=$43,200 + sales tax
THREE     6/7/99 to 6/6/2000       $3700/mo for 12 months=$44,000 + sales tax
FOUR      6/7/00 to 6/6/2001       $3800/mo for 12 months= 45,600 + sales tax
FIVE      6/7/01 to 6/6/2002       $3900/mo for 12 months= 46,800 + sales tax
SIX       6/7/02 to 6/6/2003       $4000/mo for 12 months= 48,000 + sales tax

(b) The above rental is payable monthly in advance for each and every calendar month of the term of this Lease, without any demand, notice, offset or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of America, at the office of Lessor or elsewhere as designated from time to time by Lessor's with written notice to Lessee.

(c) In addition to the rent, Lessee shall and hereby agrees to pay to Lessor each month a sum equal to any sales tax on rent based upon the amount of rent collected hereunder. As of the date of this Lease, the aforementioned Florida Sates Tax of 6% of the annual base rental. Nothing herein shall, however, be taken to require Lessee to pay any part of any Federal and State Taxes on income imposed upon Lessor.

33. Brokerage: The parties hereto represent and warrant to each other that they have dealt with no broker, finder or agent.

34. Personal Guaranty- This lease is subject to Lessee signing the personal guaranty attached to this Lease and said guaranty being in full force and effect until the lease is terminated.

35. Radon Gas Disclosure Language: The following is set forth pursuant to Chapter 88-285 Laws of Florida.

Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

Signed, sealed and delivered
in the presence of:

                                                       Lessee:


/s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
-----------------------------           -------------------------------------
                                        Automax, USA, Inc., it's V. President
/s/ Sandra [ILLEGIBLE]                                           ------------
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/s/ [ILLEGIBLE]                         /s/ Michael Parkoff
-----------------------------           -------------------------------------
                                        Michael Parkoff
/s/ Sandra [ILLEGIBLE]
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/s/ [ILLEGIBLE]                         /s/ Fred Shapiro
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                                        Fred Shapiro

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/s/ [ILLEGIBLE]                         /s/ Gerry Shapiro
-----------------------------           -------------------------------------
                                        Gerry Shapiro
/s/ Sandra [ILLEGIBLE]
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                                        Lessor:


/s/ [ILLEGIBLE]                         /s/ David P. Costakos
-----------------------------           -------------------------------------
                                        David P. Costakos

-----------------------------

                               PERSONAL GUARANTY

For $10.00 and other valuable consideration the receipt of which is here acknowledged, the undersigned ("Guarantors") jointly and severally for themselves, representatives, successors and assigns, hereby unconditionally guarantee to David P. Costakos, ("Lessor"), and its successors, participants, endorses or assigns, the due performance and full and prompt payment, whether at maturity or by acceleration or other-wise, any and all of the obligations and indebtedness of Michael Parkoff, Fred Shapiro, Gerry Shapiro, and Auto Max, Inc ('Lessee'), to Lessor, by Lessee, dated June 7, 1997, ('Lease').

The undersigned, jointly and severally, (a) hereby become surety to the Lessor of the within lease, its successor, endorsees, and assigns, for the payment of the within lease, and hereby unconditionally guaranty the full and prompt performance of all of the obligations of Lessee under the Lease, including, but not limited to the obligations relating to environmental matters and restoration of the premises, and all extensions or renewals thereof and all sums payable under or by virtue thereto, including, without limitations, all amounts of rental and additional rental payments and all expenses (including attorney's fee through the appellate level) incurred in the collection thereof, the enforcement of rights thereunder with respect to any security therefore and the enforcement hereof and waive presentment, demand, notice of dishonor, protest and all other notices whatsoever; and (b) consent and agree (1) that all or any of the collateral, if any, may be exchanged, related, surrendered or sold from time to time, (2) that the payment of the lease, or any of the liabilities of the maker thereof, may be extended or renewed any number of times and for any period (whether or not longer than the original term of said lease), (3) that the holder of said lease may grant any releases, compromises or indulgences with respect to said lease or any extensions or renewals thereof of any security therefore or to any party liable thereunder or hereunder (including, but not limited to, failure or refusal to exercise one or more of the rights or remedies provided by said lease), and (4) that any of the provisions of said lease may be modified; all without notice to or consent of any, without affecting the liability of the undersigned as endorsers and sureties, and further consent and agree that any of the undersigned may be sued by the holder hereof with or without first or contemporaneously suing any such other person, or otherwise seeking or proceeding to collect from them or any of them, and without first or contemporaneously undertaking to enforce any rights with respect to any security.

In Witness Whereof, the undersigned has caused this Guaranty to be properly executed this 7th day of June, 1997

Signed, sealed and delivered
in the presence of:                     GUARANTORS:


/s/ [ILLEGIBLE]                         /s/ Michael Parkoff
-----------------------------           -------------------------------------
                                        Michael Parkoff
/s/ Sandra [ILLEGIBLE]
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/s/ [ILLEGIBLE]                         /s/ Fred Shapiro
-----------------------------           -------------------------------------
                                        Fred Shapiro

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/s/ [ILLEGIBLE]                         /s/ Gerry Shapiro
-----------------------------           -------------------------------------
                                        Gerry Shapiro
/s/ Sandra [ILLEGIBLE]
-----------------------------